SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

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Trident Microsystems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	1)	Title of each class of securities to which transaction applies:

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March ___, 2005

Trident Microsystems

Re: Supplemental Materials to 2005 Proxy to aid in the evaluation of Proposal No.1 regarding the Acquisition of the Minority Interest of TTI.

Dear Sir,

Attached you will find several supplemental materials to aid you in your evaluation of the acquisition of the minority interest proposal in the Trident Proxy. I would be happy to discuss these with you and answer any questions you might have — please call me on my cell phone at 408-859-7448.

(1)	a spreadsheet analysis demonstrating/reconciling why management believes the acquisition of the minority interest is accretive to our financial statements on a pro forma or cash flow basis. I have included reconciliations to GAAP income and the pro forma calculations as displayed in the proxy so you can understand where management’s pro forma numbers come from.

(2)	Two slides which I think address the other essential question — is the valuation proscribed a reasonable or fair valuation of TTI equity per share on an NT$ per share basis. The equity is being converted on a 5 TTI shares to 1 TRID share basis. At $ 18 per TRID share and NT$ 31 per US$ 1 this would imply a value per TTI share today of NT$ 111.6. At the time the Board approved the transaction TRID was trading for US$ 15.52 per share implying a value per TTI share of NT$ 99.27 per share as shown in the slide. As described on page 18 of the proxy the first slide shows how the implied value of TTI stock based upon the TRID valuation could be as high as NT$ 189 per share. The second slide puts these numbers as depicted by the green triangles into perspective based upon the other valuation metrics that were considered. As you can see the valuation and implied exchange multiple of 5:1 was clearly in the middle of the range of perspectives and attempted to strike a balance between the interests of our strategic foundary and employees versus the interests of our shareholders.

(3)	The CE Unterberg report dated September 16, 2005 that outlines the perspective of the key analyst on Wall Street covering Trident’s stock. Many of our largest shareholders share this perspective. In addition his model is attached to this note and serves as a basis for some of the numbers used in projecting calendar 2005 as described in number (1) above.

Again, I hope that these slides will be helpful in potentially simplifying your analysis and helping you in your deliberations. They have also been filed with the SEC as appropriate. If I can be of further assistance please call me on my cell phone at 408-859-7448.

Sincerely,

John S. Edmunds
CFO — Trident Microsystems

Trident Microsystems — Pro forma Impact of Acquisition of Minority Interest

	Actual	Actual	Forecasted
	12 mo's	6 mo's	12 mo's
	ended	ended	ended
	6/30/2004	12/31/2004	12/31/2005
Pro Forma Net Income	$2,570	$2,027	$11,848	per CEUT on 9/17/05
Add back:
Minority Interest Charge	$1,812	$907	$3,500	per TRID press release 1/11/05

Revised Pro Forma Net Income	$4,382	$2,934	$15,348

Shares Used in Diluted E.P.S.	25,011	25,278	26,109	Per press release and '05 - CEUT 9/17/05
Add:
Additional Shares	1,735	1,735	1,735	per proxy
Additional Options	2,934	2,934	2,934	per proxy
Treasury Method effect on Options	(263)	(263)	(263)	Calculated based on NT$10 per share, NT$31/US$1 and Trid Stock Price = to $18

Total Additional Shares	4,406	4,406	4,406

Revised Shares Used in E.P.S.	29,417	29,684	30,515

Original E.P.S.	$0.10	$0.08	$0.45
Revised E.P.S.	$0.15	$0.10	$0.50

Delta Accretion	$0.05	$0.02	$0.05	per TRID press release 1/11/05

Pro Forma Net Income to GAAP Net Income Reconciliation
Pro Forma Net Income	$2,570	$2,027	$11,848
Gain or (loss) on Investments Net	$9,794	($331)
Income Taxes on Investments	($2,170)
Amortization of Stock Based Compensation	($606)	($937)
In Process Research and Development		($585)

Net Income per GAAP	$9,588	$836

per proxy	pg 30	pg 29
Revised Pro Forma Net Income to Pro Forma Net Income in Proxy Reconcilliation
Revised Pro Forma Net Income	$4,382	$2,934	$15,348
Amortization of Stock Based Compensation	$16,054	$8,027
Amortization of Technology Intangibles Acquired	$6,354	$3,176
Gain or (loss) on Investments Net	$9,794	$331
Income Taxes on Investments	($2,170)
Amortization of Stock Based Compensation	($606)	($937)

Revised Pro Forma per Proxy	($11,008)	($8,875)

per proxy	pg 30	pg 29

All Adjustments are non cash Deferred stock compensation based, or unusual Investment Income and related taxes or non cash M & A related accounting.

Implied Value of TTI Based on TMI Market Value

All figures in millions of US $, except per share amounts

	TTI Shares Outstanding	
	Fully Diluted	Non-diluted
TMI Share Price as of 01/04/2005	$15.52	$15.52
TMI Fully Diluted Shares Outstanding	25.2	25.2
TMI market capitalization	$391.0	$391.0
Assets exclusive to TMI [1]		
Cash on TMI balance sheet	$18.0	$18.0
UMC investment [2]	38.8	38.8
Other TMI corporate assets [3]	20.0	20.0
Total exclusive assets	$76.8	$76.8
Liabilities exclusive to TMI [1]		
Deferred tax liability	$0.1	$0.1
Income tax payable	4.9	4.9
Total exclusive liabilities	$5.0	$5.0
Implied Value of TMI's ownership of TTI	$319.1	$319.1
Percentage of TMI's ownership of TTI	69.3%	83.9%
Implied equity value of TTI	$460.5	$380.3
TTI shares outstanding	77.6	64.1
Value per share of TTI		
US Dollars	**$5.93**	**$5.93**
New Taiwan Dollars [4]	**NT$189.71**	**NT$189.68**

(1) As determined by the Company
(2) Excludes $6.464 UMC equity investment on TTI's balance sheet
(3) Certain rights to use intellectual property, research and development and operations projects that are retained by TMI, estimate provided by TMI management
(4) New Taiwan Dollar conversion rate = 31.98:1

Valuation Summary

Average
Median
Absolute
NT$220
NT$200
NT$180
NT$160
NT$140
NT$120
NT$100
NT$80
NT$60
NT$40
NT$20
NT$0
Equity Value per Share (NT$)
NT$99.27
Proposed Transaction
Last Grey Market Trade
Lite-On Trade
LTM Revenue
CY04 Revenue
CY05 Revenue
LTM Op Income
CY04 Op Income
CY05 Op Income
LTM P/E
CY04 P/E
CY05 P/E
M&A Comps
Fully Diluted
Non-Diluted
Public Company Comparables
Implied Market Cap
Valuation Data

C.E. UNTERBERG, TOWBIN

COMPANY UPDATE

www.unterberg.com

Kalpesh Kapadia
415-659 2243
kkapadia@unterberg.com

Trident Microsystems

(TRID5,8 $13.34) Market Perform

Reducing Rating to Market Perform: 10K Reveals Further Steps Toward Taiwan IPO of TTI. Changes in Cap-Structure Deserve Further Scrutiny. December Visibility Remains Low. Stepping on The Sideline for Now

We would like to highlight two primary concerns in this note: First, the increasingly complex capital structure of Trident Microsystems (TMI) and its main operating subsidiary Trident Technologies Inc (TTI). Second, we believe that while September quarter for Trident is secured (~30% q/q growth) due to new design ramps at Sony and Toshiba, visibility into continued growth in December currently remains low and will ultimately depend upon the end market demand for advanced TVs. As such, we are tempering our q/q growth forecast from 20% to 12.5%, while we still believe Trident will show q/q growth in December.

September quarter to show solid relative growth (approx. 30% q/q) vs. peers; however, a low December visibility forces us to temper our expectations: While peers such as Genesis Microchip (-2% to +6% q/q) and Pixelworks (-3% to +3% q/q) at risk of missing a conservative Sept. guidance, Trident is so far on track to deliver a robust ~30% q/q growth driven by new design ramps at Sony and Toshiba. We originally believed that December would be another robust quarter (up 20% q/q), however, a limited visibility into end market demand forces us to reconsider our expectations. As such, we are lowering our F2Q05 (Dec) numbers from $20M and $0.10 to $18.7M and $0.07. Our resultant FY05 estimates go from $77.4M and $0.35 to $74.5M and $0.28. Our CY05 estimates go from $92M and $0.50 to $90.4M and $0.45.

10K Reveals further steps toward Taiwan IPO of TTI.
We take issue with management’s ongoing desire to explore the Taiwan IPO option for its TTI subsidiary, which continues to dilute the US shareholder’s interest in the core TV business. We have never been a big fan of the complex capital structure of TMI; however have continued to recommend the story based on its pure play nature and its focus on the high growth Digital TV market. But, the recent “emerging market transaction” (0.5%) combined with vesting of employee stock options in TTI (2.5%), further reduces the TMI shareholders stake in TTI to roughly 80% down from 83%. While the 3% near term dilution would allow the company to keep the Taiwan IPO option alive, it poses a question for TMI shareholders — what is Trident management’s intent in the end.

Changes in Capital Structure deserve further scrutiny and present 2 different options:
Following this important step, we would note that the final determination is deferred until the summer of 2005. In this note we would analyze the impact on TMI shareholders under 2 different scenarios.

1)	TMI decides to take TTI IPO in Taiwan: In our understanding, in order to take TTI public in Taiwan, TMI will have to reduce its stake to below 70%. We are assuming TMI’s ultimate stake in TTI is reduced to ~70% by Sept-Dec 2005 time frame. Based on our current model, this makes our CY05 estimates of $0.50 diluted by roughly $0.07-$0.08. Arguably, the IPO could bring significant cash infusion into the parent TMI’s balance sheet to somewhat offset the dilution.

2)	Swapping TTI minority shareholders with current TMI stock at a predetermined fair value: Under this option, in our calculation, TMI will roughly have to issue 4M shares (~16% share count increase) depending on the fair value determination for the TTI stock. This would completely erase the impact of minority interest on TMI shareholders and make the transaction accretive by $0.07-$0.08, in our opinion.

Given the analysis, we clearly prefer the 2nd option, i.e., “Swapping TTI shares for TMI and reversing the Taiwan IPO process”. With all else being equal, this we believe is in the best interest of the current US institutional shareholders of TMI.

Other considerations also play a critical role:
Other considerations such as conditions of the US stock market, conditions of the Taiwan stock market and most importantly, the state and growth prospects of TTI’s business, play an important role in making the decision.

We are reducing our rating to Market Perform: Until we get a further clarity/resolution on the capital structure issue as well as better visibility on December quarter, we would like to remain on the sideline. As such, we are reducing our rating to MP from Buy.

Key Data

52-Week Range	$21.2- $8.4
Weighted Average Shares (MM)	25.1
Float (MM)	18.9
% Held Institutionally	70.2%
Market Capitalization (MM)	$333
Average Daily Volume (000)	361
Revenues – LTM (MM)	$52.5
Total Debt (MM)	$0
Net Cash per Share	$3.34
Long-Term Growth Rate	35%

Fiscal Year Ends: June.	2003A	2004A	2005E
Revenue (MM)	$52.7	$52.5	$74.5
Earnings per Share			$77.4
Q1	($0.29)	($0.01)	$0.05
Q2	($0.33)	$0.06	$0.10
Q3	($0.37)	$0.03	$0.10
Q4	($0.22)	$0.02	$0.10

Current estimates	($0.90)	$0.11	$0.28
Previous estimates			$0.35
P/E	NM	NM	47.6x
Shares Fully Diluted	20.5	24.1	26.1
(MM)

Trident Microsystems, Inc., is a worldwide leader in developing cutting edge Digital-TV, HDTV, and DVD technology for the consumer digital-video marketplace.

350 Madison Avenue	225 Franklin Street 26th Fl.	275 MiddleField Road 2nd Fl.	456 Montgomery Street 22nd Fl.
New York, NY 10017	Boston, MA 02110	Menlo Park, CA 94024	San Francisco, CA 94104	September 16, 2004
212-389-8000 / Fax:212-389-8828	617-217-2106 / Fax 617-217-2702	650-289-4200	415-659-2222 / Fax 415-399-1113

Disclaimers regarding the content of this report as well as full disclosure of C.E. Unterberg, Towbin’s ratings and information on the firm’s position(s) in securities mentioned herein appear on the final page of this report.

Details:

We would like to highlight two primary concerns in this note: First, the increasingly complex capital structure of Trident Microsystems (TMI) and its main operating subsidiary Trident Technologies Inc (TTI). Second, we believe that while September quarter for Trident is secured (~30% q/q growth) due to new design ramps at Sony and Toshiba, visibility into continued growth in December currently remains low and will ultimately depend upon the end market demand for advanced TVs. As such, while we still believe Trident will show q/q growth in December, we are tempering our q/q growth forecast from 20% to 12.5%.

We continue to believe that compared to its US publicly traded peers, Trident is still better positioned in the back-end video processing electronics space (Video decoder + deinterlacer + scaler) in terms of integration (cost) and performance. Its product roadmap with HiDTV (HDTV MPEG2 Decoder) and HDMI puts it 6 months to a year ahead of its nearest competitors (Genesis Microchip and Pixelworks). Trident’s design win momentum at the top-tier LCD TV OEMs such as Sony and Samsung remains stronger than ever.

September quarter to show solid relative growth (approx. 30% q/q) vs. peers; however, a low December visibility forces us to temper our expectations: While peers such as Genesis Microchip (-2% to +6% q/q) and Pixelworks (-3% to +3% q/q) at risk of missing a conservative Sept. guidance, Trident is so far on track to deliver a robust ~30% q/q growth driven by new design ramps at Sony and Toshiba. We originally believed that December would be another robust quarter (up 20% q/q), however, a limited visibility into end market demand forces us to reconsider our expectations. As such, we are lowering our F2Q05 (Dec) numbers from $20M and $0.10 to $18.7M and $0.07. Our resultant FY05 estimates go from $77.4M and $0.35 to $74.5M and $0.28. Our CY05 estimates go from $92M and $0.50 to $90.4M and $0.45.

10K Reveals further steps toward Taiwan IPO of TTI.

We take issue with management’s ongoing desire to explore the Taiwan IPO option for its TTI subsidiary which continues to dilute the US shareholder’s interest in the core TV business. We have never been a big fan of the complex capital structure of TMI; however have continued to recommend the story based on its pure play nature and its focus on the high growth Digital TV market.

As a way of background, as of June 30th 2004, TMI (25.6M shares outstanding) owned ~83% of TTI (65M shares and 14.1M options outstanding) and of the 17% minority interest, 11% is owned by affiliates of its foundry partner UMC, 4% by Lite-On and 2% by others. We are not enthused with this dilution to begin with, but we and the investors understand the strategic nature of the UMC ownership. UMC relationship allows the company to secure wafer supply at favorable prices and in the long run enable the company to be more competitive in the market place. We also understand the strategic importance of creating a “pre-IPO” stock which enables the company to attract and retain talent in the ever competitive Far East market.

However, the recent “emerging market transaction” (0.5%) combined with vesting of employee stock options in TTI (2.5%), further reduces the TMI shareholders stake in TTI to roughly 80% down from 83%. While the 3% near term dilution would allow the company to keep the Taiwan IPO option alive, it poses a question for TMI shareholders — what is Trident management’s intent in the end.

Changes in Capital Structure deserve further scrutiny and present 2 different options:
Following this important step, we would note that the final determination is deferred until the summer of 2005. In this note we would analyze the impact on TMI shareholders under 2 different scenarios.

1)	TMI decides to take TTI IPO in Taiwan: In our understanding, in order to take TTI public in Taiwan, TMI will have to reduce its stake to below 70%. We are assuming TMI’s ultimate stake in TTI is reduced to ~70% by Sept-Dec 2005 time frame. Based on our current model, this makes our CY05 estimates of $0.50 diluted by roughly $0.07-$0.08. Arguably, the IPO could bring significant cash infusion into the parent TMI’s balance sheet to somewhat offset the dilution.

2)	Swapping TTI minority shareholders with current TMI stock at a predetermined fair value: Under this option, in our calculation, TMI will roughly have to issue 4M shares (~16% share count increase) depending on the fair value determination for the TTI stock. This would completely erase the impact of minority interest on TMI shareholders and make the transaction accretive by $0.07-$0.08, in our opinion.

Given the analysis, we clearly prefer the 2nd option, i.e., “Swapping TTI shares for TMI and reversing the Taiwan IPO process”. With all else being equal, this we believe is in the best interest of the current US institutional shareholders of TMI.

Other considerations also play a critical role:

Other considerations such as conditions of the US stock market, conditions of the Taiwan stock market and most importantly, the state and growth prospects of TTI’s business, play an important role in making the decision. To be fair, we would remind investors this capital structure was put in place last summer following a divestiture of TMI’s graphics business. Quarters preceding that, Trident’s business and its stock (trading at $2 or negative enterprise value) left the feeling in management’s mind that they were not receiving fair treatment from the US stock market and the investor community. 18 months later and $10 higher in stock price, conditions obviously look a lot different. Given that historically, Multimedia Chip Companies have quickly gone in and out of favor (e.g., high-flyers such as Nvidia, Genesis Microchip, Omnivision), management argument that Taiwan stock could provide a “hedge” against such misfortunes holds some water. However, in the recent past, Taiwan market has also been giving such stocks similar treatment (case in point, Mediatek).

In conclusion, given the accretion and the dramatic simplification of the “Earnings model” associated with the second option “Swapping TTI shares for TMI shares”, at this point, we believe Trident Microsystems’ investors would be better served if management and the Board adopted the “second option”.

We are reducing our rating to Market Perform: Until we get a further clarity/resolution on the capital structure issue as well as better visibility on December quarter, we would like to remain on the sideline. As such, we are reducing our rating to MP from Buy.

Trident Microsystems, Inc. (NASDAQ: TRID)	C.E. Unterberg, Towbin
Quarterly Revenue and Earnings	Kalpesh Kapadia (415) 659 2243
Fiscal Year Ends: June	Jay Merchant (415) 659 2241

9/16/2004	F2002A					F2003E					F2004E					F2005E							CY03E	CY04E	CY05E
($ in thousands except EPS)	Q1A	Q2A	Q3A	Q4A	FY02A	Q1A	Q2A	Q3A	Q4A	FY03E	Q1A	Q2A	Q3A	Q4A	FY04E	Q1E	Q2E	Q3E	Q4E	FY05E	Q1E	Q2E
	Sep-01	Dec-01	Mar-02	Jun-02		Sep-02	Dec-02	Mar-03	Jun-03		Sep-03	Dec-03	Mar-04	Jun-04		Sep-04	Dec-04	Mar-05	Jun-05		Sep-05	Dec-05

TMI Revenues	25,740	30,178	28,839	21,009	105,766	13,235	13,283	11,614	14,620	52,752	9,832	16,227	13,846	12,646	52,551	16,400	18,700	19,700	19,700	74,500	24,000	27,000	52,293	61,592	90,400
TTI Revenues	1,029	817	872	3,504	6,222	5,348	7,157	7,416	5,645	25,566	9,200	15,889	12,700	12,301	50,090	16,000	18,000	19,200	19,200	72,400	23,000	26,000	38,150	59,001	87,400
Cost of Goods Sold	19,801	24,523	22,600	16,046	82,970	9,357	9,202	7,431	11,730	37,720	4,859	7,302	6,009	5,498	23,668	7,240	8,643	8,914	9,010	33,807	11,150	12,450	31,322	27,390	41,524
TMI Gross Profit	5,939	5,655	6,239	4,963	22,796	3,878	4,081	4,183	2,890	15,032	4,973	8,925	7,837	7,148	28,883	9,160	10,057	10,786	10,690	40,693	12,850	14,550	20,971	34,202	48,876
TTI Gross Profit	461	308	432	1,876	3,077	2,629	4,061	3,970	3,263	13,923	4,792	8,961	7,303	7,198	28,254	9,280	9,990	10,560	10,560	40,390	12,650	14,300	20,986	33,770	48,070

Research & Development	5,528	5,765	5,190	5,737	22,220	5,773	5,800	5,461	1,864	18,898	2,200	2,450	2,950	3,100	10,700	3,600	3,600	3,600	3,600	14,400	4,000	4,100	11,975	13,250	15,300
S G & A	3,378	3,570	3,671	2,963	13,582	2,915	3,199	2,986	939	10,039	1,650	2,400	2,738	1,828	8,616	2,300	2,400	2,600	2,600	9,900	2,800	2,800	7,975	9,266	10,800
TTI Operating Expenses	1,625	1,374	1,738	2,264	7,001	1,976	2,985	3,116	2,803	10,880	3,850	4,850	5,688	4,928	19,316	5,900	6,000	6,200	6,200	24,300	6,800	6,900	14,619	22,516	26,100
Corporate Expenses	8,906	9,335	8,861	8,700	35,802	8,688	8,999	8,447	4,549	30,683	1,255	1,254	965	1,184	4,658	1,200	1,200	1,200	1,200	4,800	1,200	1,200	15,505	4,549	4,800
Total Operating Expenses											5,105	6,104	6,653	6,112		7,100	7,200	7,400	7,400		8,000	8,100

TTI Operating Income	(1,164)	(1,066)	(1,306)	(388)	(3,924)	653	1,076	854	460	3,043	942	4,111	2,675	2,270	9,998	3,380	3,990	4,360	4,360	16,090	5,850	7,400	6,367	12,314	21,970
TMI Operating Income	(2,967)	(3,680)	(2,622)	(3,737)	(13,006)	(4,810)	(4,918)	(4,264)	(4,462)	(18,454)	(132)	2,821	1,331	1,036	5,056	2,060	2,857	3,386	3,290	11,593	4,850	6,450	(6,037)	7,284	17,976

Gain on investments, net	(42,065)	150		(799)	(42,714)		(1,966)	(2,821)	(208)	(4,995)	—	—
Interest income, net	229	(41)	106	191	485	26	82	(458)	81	(269)	—	(265)	137	152	24	75	75	75	100		100	100
Minority Interest in Subsidiaries												(689)	(541)	(507)	(1,737)	(566)	(798)	(872)	(872)	(3,108)	(1,170)	(1,480)		(2,412)	(4,394)
Pretax income	(44,803)	(3,571)	(2,516)	(4,345)	(55,235)	(4,784)	(6,802)	(7,543)	(4,589)	(23,718)	(132)	1,866	927	681	3,343	1,569	2,134	2,589	2,518	8,810	3,780	5,070	(10,398)	5,311	13,957

Taxes (TTI Taiwan taxes)	(16,594)	(237)	(440)	(2,313)	(19,584)	1,046				1,046		105	231	212	548	352	383	419	419	1,572	562	710	105	1,177	2,109

Net Income	(28,209)	(3,334)	(2,076)	(2,032)	(35,651)	(5,830)	(6,802)	(7,543)	(4,589)	(24,764)	(132)	1,761	696	470	2,795	1,217	1,751	2,170	2,099	7,238	3,218	4,360	(10,503)	4,133	11,848

TMI EPS Fully Diluted	($1.41)	($0.17)	($0.10)	($0.10)	($1.77)	($0.29)	($0.33)	($0.37)	($0.22)	($0.90)	($0.01)	$0.07	$0.03	$0.02	$0.11	$0.05	$0.07	$0.08	$0.08	$0.28	$0.12	$0.17	($0.53)	$0.16	$0.45

Diluted Shares Outstanding	19,946	20,070	20,147	20,354	20,129	20,402	20,483	20,544	20,675	20,526	20,675	25,098	25,275	25,265	24,078	25,465	25,665	25,915	26,165	25,803	26,053	26,303	21,748	25,418	26,109

	F2002A					F2003E					F2004E					F2005E							CY03E	CY04E	CY04E
	Q1A	Q2A	Q3A	Q4A	FY02A	Q1A	Q2A	Q3A	Q4A	FY03E	Q1A	Q2A	Q3A	Q4A	FY04E	Q1E	Q2E	Q3E	Q4E	FY05E	Q1E	Q2E

Margin Analysis:
Cost of Sales	76.9%	81.3%	78.4%	76.4%	78.4%	70.7%	69.3%	64.0%	80.2%	71.5%	49.4%	45.0%	43.4%	43.5%	45.0%	44.1%	46.2%	45.2%	45.7%	45.4%	46.5%	46.1%	59.9%	44.5%	45.9%
TTI Gross Margins	44.8%	37.7%	49.5%	53.5%	49.5%	49.2%	56.7%	53.5%	57.8%	54.5%	52.1%	56.4%	57.5%	58.5%	56.4%	58.0%	55.5%	55.0%	55.0%	55.8%	55.0%	55.0%	55.0%	57.2%	55.0%
TMI Gross Margin	23.1%	18.7%	21.6%	23.6%	21.6%	29.3%	30.7%	36.0%	19.8%	28.5%	50.6%	55.0%	56.6%	56.5%	57.7%	55.9%	53.8%	54.8%	54.3%	54.6%	53.5%	53.9%	40.1%	55.5%	54.1%
													100.0%	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%	100.0%

Research & Development	21.5%	19.1%	18.0%	27.3%	21.0%	43.6%	43.7%	47.0%	12.7%	35.8%	22.4%	15.4%	23.2%	25.2%	21.4%	22.5%	20.0%	18.8%	18.8%	19.9%	17.4%	15.8%	31.4%	22.5%	17.5%
Sales & Marketing	13.1%	11.8%	12.7%	14.1%	12.8%	22.0%	24.1%	25.7%	6.4%	19.0%	16.8%	15.1%	21.6%	14.9%	17.2%	14.4%	13.3%	13.5%	13.5%	13.7%	12.2%	10.8%	20.9%	15.7%	12.4%
TTI Operating Expenses	157.9%	168.2%	199.3%	64.6%	112.5%	36.9%	41.7%	42.0%	49.7%	42.6%	41.8%	30.5%	44.8%	40.1%	38.6%	36.9%	33.3%	32.3%	32.3%	33.6%	29.6%	26.5%	38.3%	38.2%	29.9%
Corporate Expenses	34.6%	30.9%	30.7%	41.4%	33.9%	65.6%	67.7%	72.7%	31.1%	58.2%	12.8%	7.7%	7.0%	9.4%	8.9%	7.3%	6.4%	6.1%	6.1%	6.4%	5.0%	4.4%	29.7%	7.4%	5.3%

TTI Operating Margins	-113.1%	-130.5%	-149.8%	-11.1%	-63.1%	12.2%	15.0%	11.5%	8.1%	5.8%	10.2%	25.9%	21.1%	18.5%	20.0%	21.1%	22.2%	22.7%	22.7%	22.2%	25.4%	28.5%	16.7%	20.9%	25.1%
TMI Operating Margin	-11.5%	-12.2%	-9.1%	-17.8%	-12.3%	-36.3%	-37.0%	-36.7%	-30.5%	-35.0%	-1.3%	17.4%	9.6%	8.2%	9.6%	12.6%	15.3%	17.2%	16.7%	15.6%	20.2%	23.9%	-11.5%	11.8%	19.9%
Interest and Other Income	0.9%	-0.1%	0.4%	0.9%	0.5%	0.2%	0.6%	-3.9%	0.6%
Pretax Margin	-174.1%	-11.8%	-8.7%	-20.7%	-52.2%	-36.1%	-51.2%	-64.9%	-31.4%	-45.0%	-1.3%	11.5%	6.7%	5.4%	6.4%	9.6%	11.4%	13.1%	12.8%	11.8%	15.8%	18.8%	-19.9%	8.6%	15.4%

Tax Rate	37.0%	6.6%	17.5%	53.2%	35.5%	-21.9%	0.0%	0.0%	0.0%	-4.4%	0.0%	5.6%	24.9%	31.1%	16.4%	22.4%	18.0%	16.2%	16.6%	17.8%	14.9%	14.0%	-1.0%	22.2%	15.1%
Net Margin	-109.6%	-11.0%	-7.2%	-9.7%	-33.7%	-44.0%	-51.2%	-64.9%	-31.4%	-46.9%	-1.3%	10.9%	5.0%	3.7%	5.3%	7.4%	9.4%	11.0%	10.7%	9.7%	13.4%	16.1%	-20.1%	6.7%	13.1%

($ in thousands except EPS)	F2002A					F2003E					F2004E					F2005E							CY03E	CY04E	CY05E
	Q1A	Q2A	Q3A	Q4A	FY02A	Q1A	Q2A	Q3A	Q4A	FY03E	Q1A	Q2A	Q3A	Q4A	FY04E	Q1E	Q2E	Q3E	Q4E	FY05E	Q1E	Q2E

Quarter-to-Quarter Growth
TTI Revenues	2.5%	-20.6%	6.7%	301.8%		52.6%	33.8%	3.6%	-23.9%		63.0%	72.7%	-20.1%	-3.1%		30.1%	12.5%	6.7%	0.0%		19.8%	13.0%
TMI Revenues	-20.5%	17.2%	-4.4%	-27.2%		-37.0%	0.4%	-12.6%	25.9%		-32.7%	65.0%	-14.7%	-8.7%		29.7%	14.0%	5.3%	0.0%		21.8%	12.5%
TTI Operating Income		8.4%	-22.5%	70.3%		NM	64.8%	-20.6%	-46.1%		NM	336.5%	-34.9%	-15.1%		48.9%	18.0%	9.3%	0.0%		34.2%	26.5%
TMI Operating Income	NM	-24.0%	28.8%	-42.5%		-28.7%	-2.2%	13.3%	-4.6%		97.0%	NM	-52.8%	-22.1%		98.8%	38.7%	18.5%	-2.8%		47.4%	33.0%
TTI EPS		9.0%	-22.0%	70.6%		NM	64.1%	-20.9%	-46.5%		NM	259.5%	-35.4%	-15.1%		47.7%	-61.6%	27.0%	7.6%		34.7%	25.5%
TMI EPS	NM	88.3%	38.0%	3.1%		-186.2%	-16.2%	-10.6%	39.5%		97.1%	NM	60.8%	-32.5%		157.1%	42.7%	-22.8%	-4.2%		54.0%	34.2%

Year-to-Year Growth
TTI Revenues		-36.6%	76.3%	248.9%	123.2%	419.7%	776.0%	750.5%	61.1%	310.9%	72.0%	122.0%	71.3%	117.9%	95.9%	73.9%	13.3%	51.2%	56.1%	44.5%	43.8%	44.4%	126.0%	54.7%	48.1%
TMI Revenues	-28.6%	-13.9%	16.6%	-35.1%	-17.5%	-48.6%	-56.0%	-59.7%	-30.4%	-50.1%	-25.7%	22.2%	19.2%	-13.5%	-0.4%	66.8%	15.2%	42.3%	55.8%	41.8%	46.3%	44.4%	-31.5%	17.8%	46.8%
TTI Operating Income						NM	NM	NM	NM	NM	44.3%	282.1%	213.2%	NM	228.6%	258.8%	-3.0%	63.0%	NM	60.9%	NM	NM	NM	93.4%	78.4%
TMI Operating Income	NM	NM	18.4%	NM	NM	-62.1%	-33.6%	-62.6%	-19.4%	-41.9%	97.3%	NM	NM	NM	NM	NM	1.3%	154.4%	217.5%	129.3%	135.4%	125.8%	62%	NM	146.8%
TTI EPS						NM	NM	NM	NM	NM	42.4%	211.8%	154.6%	NM	173.2%	191.3%	-5.1%	59.3%	86.2%	54.1%	69.7%	81.9%	NM	77.1%	74.4%
TMI EPS	NM	NM	97.3%	NM	46.9%	79.8%	-99.9%	-256.3%	-122.3%	-49.2%	97.8%	NM	NM	NM	NM	NM	-2.8%	204.1%	331.7%	154.8%	158.5%	143.0%	36%	NM	179.6%

Trident Microsystems, Inc. (NASDAQ: TRID)	C.E. Unterberg, Towbin berg, Towbin
Balance Sheet	Kalpesh Kapadia (415) 659 2243415) 659 2243
As of FQ404	Jay Merchant (415) 659 2241415) 659 2241

($ in 000's)	FY2001				FY2002				FY2003
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q4	Q4	Q4	Q4
	Sep-00	Dec-00	Mar-01	Jun-01	Sep-01	Dec-01	Mar-02	Jun-02	Sep-02	Dec-02	Mar-03	Jun-03	Sep-03	Dec-03	Mar-04	Jul-04

ASSETS
Current Assets
Cash and Equivalents	$27,677	$28,978	$23,743	$26,677	$24,903	$25,327	$22,857	$21,193	$18,666	$13,688	$8,801	$5,085	$22,230	$26,225	$29,179	$32,488
Short-term Investments — UMC	81,274	56,317	64,088	52,708	37,535	70,165	77,180	61,672	43,669	39,126	37,423	43,541	61,140	62,981	64,338	51,843
Short-term Investments — others		642	719	791	383	710	627	1,153	825	954	931	1,241	926	23	26	0
Accounts Receivables	12,296	10,913	8,350	9,247	7,167	7,859	7,976	4,284	1,417	946	1,817	4,338	754	1,177	3,121	2,436
Inventories	6,796	10,445	11,960	10,669	6,662	8,877	4,272	3,190	4,401	2,879	4,753	2,318	1,857	3,126	3,391	2,737
Other Current Assets	1,450	1,250	1,814	5,137	5,876	5,147	3,777	3,200	1,116	1,441	1,619	2,534	1,307	1,431	1,240	1,087
Total Current Assets	$129,493	$108,545	$110,674	$105,229	$82,526	$118,085	$116,689	$94,692	$70,094	$59,034	$55,344	$59,057	$88,214	$94,963	$101,295	$90,591
PP&E	3,655	3,569	3,556	3,559	3,840	3,932	3,872	4,710	4,507	4,380	3,015	2,789	2,647	2,411	2,282	2,372
Long-term Investments — UMC	48,049	48,049	26,005	26,005	12,578	12,578	10,063	10,063	6,563	6,563	4,375	4,375	2,103	2,103
Long-term Investments — Others	11,896	12,196	11,987	11,996	10,256	9,956	10,456	8,642	8,642	6,654	3,944	3,569	3,039	2,950	2,950	2,729
Other Assets	803	805	850	630	503	391	392	417	400	345	344	333	342	341	408	573
Total Assets	$193,896	$173,164	$153,072	$147,419	$109,703	$144,942	$141,472	$118,524	$90,206	$76,976	$67,022	$70,123	$96,345	$102,768	$106,935	$96,265

LIABILITIES & SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	13,183	13,206	11,181	11,829	8,502	13,611	10,435	6,709	5,806	3,556	6,366	7,974	8,372	6,914	4,458	4,458
Accrued Expenses	13,230	11,591	12,084	13,169	12,270	12,743	11,935	10,201	10,756	11,030	9,944	8,332	7,798	8,616	8,592	8,592
Deferred Income Taxes	12,977	2,994	8,239		438	7,085	6,834						5,133	6,095	7,175	7,175
Income Taxes Payable	1,751	2,929		1,040		201	122	3,980	1,385	1,385	1,385	1,580	3,750	3,856	4,062	4,062
Total Current Liabilities	$41,141	$30,720	$31,504	$26,038	$21,210	$33,640	$29,326	$20,890	$17,947	$15,971	$17,695	$17,886	$25,053	$25,481	$24,287	$24,287
Deferred Income Taxes	18,928	18,928	11,392	14,947	3,478	9,576	9,576	6,338
Other LT Liabilities	37	28	19		887	894
Minority Interest in Subsidiary	1,256	1,152	873	1,068			765	640	509	222		77	2,287	2,976	3,515	3,515
TOTAL SHAREHOLDERS’ EQUITY	$132,534	$122,336	$109,284	$105,366	$84,128	$100,832	$101,805	$90,656	$71,750	$60,783	$49,327	$52,160	$69,005	$74,311	$79,133	$79,133
Total Liabilities and Shareholders’ Equity	$193,896	$173,164	$153,072	$147,419	$109,703	$144,942	$141,472	$118,524	$90,206	$76,976	$67,022	$70,123	$96,345	$102,768	$106,935	$106,935

Balance Sheet Ratios
Working Capital (000’s)	$88,352	$77,825	$79,170	$79,191	$61,316	$84,445	$87,363	$73,802	$52,147	$43,063	$37,649	$41,171	$63,161	$69,482	$77,008	$66,304
Current Ratio	3.1	3.5	3.5	4.0	3.9	3.5	4.0	4.5	3.9	3.7	3.1	3.3	3.5	3.7	4.2	3.7
Quick Ratio	1.0	1.3	1.0	1.4	1.5	1.0	1.1	1.2	1.1	0.9	0.6	0.5	0.9	1.1	1.3	1.4
Days Sales Outstanding	31	28	30	26	25	23	25	18	10	6	14	27	7	7	20	17
Days of Inventory	23	47	55	42	30	33	17	18	42	28	58	18	34	39	51	45
Inventory Turns	15.7x	7.6x	6.6x	8.6x	11.9x	11.1x	21.2x	20.1x	8.5x	12.8x	6.3x	20.2x	10.5x	9.3x	7.1x	8.0x
Book Value per Share	$6.04	$5.85	$5.28	$5.28	$4.19	$5.00	$5.00	$4.50	$3.52	$2.97	$2.40	$2.52	$3.34	$2.96	$3.13	$3.13
Net Cash per Share(1)	$4.97	$4.11	$4.27	$4.02	$3.09	$4.73	$4.95	$4.17	$3.10	$2.63	$2.30	$2.41	$4.13	$3.64	$3.70	$3.34

(1)	Includes investment in 75M UMC shares

Source: Company Reports & CEUT Estimates

C.E. Unterberg, Towbin Ratings

C.E. Unterberg, Towbin assigns research equities of Buy, Market Perform, and Under Perform. For Buy rated stocks, we will publish a 12-month price target for any stock with an estimated appreciation potential of 20% or more. For Under Perform rated stocks, we will also publish a 12-month price target for any stock with an estimated decline potential of 20% or more.

•	Buy:	12 months, estimated appreciation potential of 20% or more.
•	Market Perform:	Performance in line with the market averages anticipated .
•	Under Perform:	12 months, estimated decline potential of 20% or more

Disclaimers
This report is for informational purposes only, and the information herein is obtained from sources that we believe to be reliable, but its accuracy and completeness, and that of the opinions based thereon, are not guaranteed. The securities described herein may not be eligible for sale in all jurisdictions or to certain categories of investors. Further, this report is not intended as an offer or solicitation to buy or sell any securities or related instruments. The investments discussed or recommended in this report may not be suitable for the specific investment objectives, financial situation or needs of the reader, and should not be relied upon without consultation with an investment professional. Opinions expressed in this report are subject to change without notice. C.E. Unterberg, Towbin accepts no liability whatsoever for any loss or damage of any kind arising out of the use of any part, or all, of this report. This report is for distribution only under such circumstances as may be permitted by applicable law, and may not be reproduced or distributed in any form without the specific consent of C.E. Unterberg, Towbin. Redistribution of this, via the Internet or otherwise, report without permission is specifically prohibited, and C.E. Unterberg, Towbin accepts no liability for the actions of third parties in this regard.

From time to time, C.E. Unterberg, Towbin or its employees may have a long or short position in the securities of company(ies) discussed herein and, at any time, may make purchases and/or sales as principal or agent.

	% of CEUT Universe	% of rating tier for which CEUT
	with this rating	provided IB services
Buy	55%	58%
Market Perform	43%	42%
Under Perform	2%	0%

The research analyst who is primarily responsible for the research contained in this research report and whose name is listed first on this report: (1) attests that all of the views expressed in this research report accurately reflect that research analyst’s personal views about any and all of the securities and issuers that are the subject of this research report; and (2) attests that no part of that research analyst’s compensation was, is, or will be, directly or indirectly, related to the specific recommendations or views expressed by the research analyst in this research report.

CEUT’s research analysts receive compensation, including bonus compensation, based on CEUT’s overall operating revenues, including revenues generated by CEUT’s investment banking department.

Footnotes for CEUT, a member of SIPC and NASD

1	The research analyst or a member of his/her household has a financial interest in the securities of this company.

2	The research analyst or a member of his/her household is an officer, director or advisory board member of this company.

3	The research analyst or a member of his/her household received compensation in the past 12 months from this company.

4	CEUT officers, other than research associates, serve as officers, directors or advisory board members of this company.

5	CEUT makes a market in this company’s securities. CEUT, in its market making capacity, sells to or buys from customers the securities of this company on a principal basis.

6	CEUT has managed or co-managed a public offering of securities for this company in the past 12 months.

7	CEUT has received compensation for investment banking services from this company in the past 12 months.

8	CEUT expects to receive, or intends to seek, compensation for investment banking services from this company in the next three months.

9	This company is, or during the past 12 months prior to distribution was, a client of CEUT.

10	CEUT received compensation for products or services other than Investment Banking services from this company in the past 12 months.

11	CEUT beneficially owns 1% or more of an equity security of this company.